Exhibit 23.3

Giroux Consultants Limited

1215 – 675 W. Hastings St.

Vancouver, B.C. V6B 1N2

CONSENT OF GIROUX CONSULTANTS LIMITED

The undersigned, Giroux Consultants Limited, hereby states as follows:

Our firm assisted with a technical study, completed in 2006 (the “2006 Review”) concerning mineralized material in the Amayapampa property, for Vista Gold Corp. (the “Company”), portions of which are summarized under the caption “Item 2. Properties — Amayapampa — Geology” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (the “Form 10-K”) which in turn is incorporated by reference in this Registration Statement on Form S-8 (this “Registration Statement”), to be filed with the United States Securities and Exchange Commission.

We hereby consent to the incorporation by reference in this Registration Statement of the summary information concerning the 2006 Review, including the reference to our firm included with such information, as set forth above in the Form 10-K.

Giroux Consultants Limited

By:	/s/ G. H. Giroux
	Name:	G. H. Giroux
	Title:	President

Date: August 13, 2008